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                                DBS HOLDINGS INC.
                                 (the "Company")



May 15, 2001                                         Trading Symbol: OTCBB: DBSH

Contact: (604) 581-1151
         Daniel Steunenberg, President


                            N E W S  R E L E A S E


Further to the Company's news release of April 26, 2001, the Company announces that the share exchange and finance agreement ("Agreement") executed with M-I Vascular Innovations Inc. ("M-I") has been executed by sufficient shareholders to make the Agreement executory and results in DBS acquiring control of M-I. The Company and M-I have closed the Agreement and all pre-conditions to closing have been agreed as performed to the satisfaction of the parties. M-I and DBS shareholder certificates have been deposited with the Company and the redemption announced by the Company will proceed.



                                               DBS HOLDINGS INC.


                                               Per:  /s/ Daniel Steunenberg
                                                     Daniel Steunenberg
                                                     President/Director



THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.